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FOR IMMEDIATE RELEASE                                               Exhibit 99.1

      ACCESS INTEGRATED TECHNOLOGIES SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                            UNIQUESCREEN MEDIA, INC.

  ACQUISITION OF THEATRE ADVERTISING COMPANY TO EXPAND DIGITAL CONTENT REVENUE
                          OPPORTUNITIES FOR EXHIBITORS

MORRISTOWN, N.J., JULY 6, 2006 -- In its first vertical move to increase revenues from its deployed digital cinema systems, ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (NASDAQ:AIXD) today announced it has signed a definitive agreement to acquire privately held UniqueScreen Media Inc. ("USM"). USM is one of the leading movie-theatre advertising companies in North America, currently providing pre-show ads and entertainment to over 3,000 movie screens in over 300 theatres in 42 states.

Under terms of the definitive agreement, AccessIT will acquire 100 percent of the outstanding stock of UniqueScreen. AccessIT expects to convert select USM screens to it digital cinema format. The transaction is expected to close on or about July 31, 2006, and is subject to customary closing conditions.

Based in St. Cloud, Minnesota, UniqueScreen offers theatres a complete cinema adverting service built on a highly flexible digital platform. The company creates and delivers innovative on-screen advertising including its exclusive digital pre-show entertainment program, PreFlix(TM). Upon completion of the acquisition, UniqueScreen will operate as a unit of AccessIT's Media Services Group.

"This acquisition represents a major two-fold boost for AccessIT. Not only because it will be highly accretive, doubling our last year's revenue and contributing substantial positive cash flow, but its management team is one of the best in the in-theatre advertising business," said Bud Mayo, chairman and CEO of AccessIT. "Furthermore, the deal will bring tremendous strategic value to the company as we seek to expand domestically and internationally into new vertical markets and add Unique's customers and others to the growing list of exhibitor partners in our deployment plan with Christie Digital Systems."

Bob Martin, President of UniqueScreen Media, Inc., commented: "AccessIT is the clear leader in enabling exhibition to transition to digital cinema, providing both the expertise and tools necessary. The synergies in our two businesses are obvious and we share the same goal - to create and deliver solutions enabling exhibitors to capitalize on important new revenue opportunities by leveraging digital technology. We look forward to the opportunity of working together to bring to our clients the many benefits of digital cinema."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company's Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. For more information on AccessIT, visit www.accessitx.com.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

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CONTACT:

Suzanne Tregenza Moore                    Michael Glickman
AccessIT                                  The Dilenschneider Group
55 Madison Avenue                         212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com